Northern Power Systems Concludes Strategic Review of Business; Determines to Pursue Strategic
Alternatives for its Utility Scale Wind Business

Barre, VT USA (23 May 2016) – Northern Power Systems Corp. (TSX: NPS), a next generation renewable energy technology company, today announced that, after extensive consideration of its business direction, the company will dedicate its focus to distributed energy solutions, including the design, manufacture and sale of distributed wind turbines and integrated microgrid and distributed energy storage solutions, featuring its state-of-the-art controller and smart power converters.

Consistent with this refocus, Northern Power Systems is exploring arrangements to further monetize the company’s investment in its utility scale wind businesses and technology. Northern Power Systems has the only American-developed permanent magnet direct drive offering that has demonstrated world class energy production and best-in-class component reliability, utilized in both its utility wind platform as well as its distributed wind offerings—the NPS 100kW and 60kW—designed to perform to utility class specifications. With its ability to develop generator and power converter systems on an integrated basis, the company has designed turbines that deliver increased efficiency and lower operating costs.

Northern Power Systems’ first two turbines of its 2.X MW platform have been in continuous operation in Michigan since 2011. More recently, the company’s successful partnership with WEG S.A., a major Brazilian manufacturer, has resulted in commercial production and delivery of 2.1 MW turbines at competitive costs and demonstrating industry-standard operating performance. Northern Power Systems’ utility scale wind portfolio includes fully developed variants of its 2.X MW class turbine as well as ongoing design of a 3.X MW turbine through an agreement with WEG S.A.

“Our customers continue to ask for solutions on-site, both behind the meter and grid-connected, that can help them reduce operating expenses and prepare for future energy needs,” stated Troy Patton, chief executive officer of Northern Power Systems. He continued, “With this plan, the new organization is prioritizing a focus on profitability through delivering emerging technology for storage and renewables integration to serve both utilities’ and small business owners’ goals of reducing cost and increasing reliability of their energy supply.”

As part of the company’s effort to refocus its business, chief operating officer Lawrence Willey will be departing Northern Power Systems. In addition, the company is taking steps to realign its workforce and streamline operations consistent with its renewed focus on the design and sale of distributed energy solutions. Ciel Caldwell, the company’s current chief financial officer, will be adding operational leadership to her role going forward as the senior vice president of operations and finance.

About Northern Power Systems
Northern Power Systems designs, manufactures, and sells wind turbines and power technology products, and provides engineering development services and technology licenses for energy applications, into the global marketplace from its US headquarters and European offices.

•	Northern Power Systems and its predecessors have almost 40 years’ experience in technologies and products generating renewable energy.

•	Northern Power Systems currently manufactures the NPS™ 60 and NPS™ 100 turbines. With over 10 million run time hours across its global fleet, Northern Power wind turbines provide customers with clean, cost effective, reliable renewable energy.

•	Patented next generation permanent magnet direct drive (PMDD) technology uses fewer moving parts, delivers higher energy capture, and provides increased reliability due to reduced maintenance and downtime.

•	Northern Power Systems’ FlexPhase™ power converter platform uses patented converter architecture and advanced controls technology for advanced grid support and generation applications.

•	Northern Power Systems offers comprehensive inhouse development services, including systems level engineering, advanced drivetrains, power electronics, PM machine design, and remote monitoring systems to the energy industry.

To learn more about Northern Power Systems, please visit www.northernpower.com.

Notice regarding forward-looking statements:
This release includes forward-looking statements regarding Northern Power Systems and its business, which may include, but is not limited to, product and financial performance, regulatory developments, supplier performance, anticipated opportunity and trends for growth in our customer base and our overall business, our market opportunity, expansion into new markets, and execution of the company’s growth strategy. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “is expected”, “expects”, “scheduled”, “intends”, “contemplates”, “anticipates”, “believes”, “proposes” or variations (including negative variations) of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are based on the current expectations of the management of Northern Power Systems. The forward-looking events and circumstances discussed in this release may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the company, including risks regarding the wind power industry; production, performance and acceptance of the company’s products; our sales cycle; our ability to convert backlog into revenue; performance by the company’s suppliers; our ability to maintain successful relationships with our partners and to enter into new partner relationships; our performance internationally; currency fluctuations; economic factors; competition; the equity markets generally; and the other risks detailed in Northern Power Systems’ risk factors discussed in filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to Northern Power Systems’ Annual Report on Form 10-K filed on March 31, 2015, as well as other documents that may be filed by Northern Power Systems from time to time with the SEC. Although Northern Power Systems has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Northern Power Systems undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Troy C. Patton,
Chief Executive Officer
+1-802-661-4673
ir@northernpower.com